    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999
                         REGISTRATION NO. 333-__________
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------
                               CYBERCASH, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                      54-1725021
               DELAWARE                            (I.R.S. EMPLOYER
        (STATE OF ORGANIZATION)                 IDENTIFICATION NUMBER)


                             --------------------
                             2100 RESTON PARKWAY
                                 THIRD FLOOR
                            RESTON, VIRGINIA 20191
                                (703) 620-4200
        (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                             --------------------
                          RUSSELL B. STEVENSON, JR.
                             2100 RESTON PARKWAY
                                 THIRD FLOOR
                            RESTON, VIRGINIA 20191
                                (703) 620-4200
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                             --------------------
                                  COPIES TO:

                           AMY BOWERMAN FREED, ESQ.
                            HOGAN & HARTSON L.L.P.
                     111 SOUTH CALVERT STREET, 16TH FLOOR
                          BALTIMORE, MARYLAND 21202
                                (410) 659-2700
                             --------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             --------------------

===================================================================================================================================
                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed              Proposed
Title of Each Class of Securities to be            Amount to be      Maximum Price       Maximum Aggregate         Amount of
Registered (1)                                     Registered (2)      per Security     Offering Price (2)(3)   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities                                          (4)               (4)                   (4)
Preferred Stock, par value $0.001 per share              (4)               (4)                   (4)
Depositary Shares, representing Preferred Stock          (4)               (4)                   (4)
Common Stock, par value $0.001 per share                 (4)               (4)                   (4)
Warrants (5)                                             (4)               (4)                   (4)
Stock Purchase Contracts and Stock Purchase
   Units (6)                                             (4)               (4)                   (4)
Subscription Rights (7)                                  (4)               (4)                   (4)
-----------------------------------------------------------------------------------------------------------------------------------
    Total                                           $60,000,000            (4)             $60,000,000 (8)           $ 16,680 (9)
===================================================================================================================================

(1) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as debt securities issuable upon the exercise of debt warrants so offered or sold, shares of preferred stock distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, and shares of common stock issuable upon the exchange or conversion of debt securities or shares of preferred stock so offered or sold that are exchangeable for or convertible into shares of common stock or upon the exercise of common stock warrants or rights so offered, sold or distributed. This registration statement also covers debt securities, shares of preferred stock, depositary shares, shares of common stock, warrants and rights that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the debt securities, shares of preferred stock, depositary shares, shares of common stock, warrants and/or rights.

(2) In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $60,000,000, together with the other securities issued hereunder.

(3) Estimated solely for purposes of calculating the registration fee under Rule 457.

(4) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(5) The warrants covered by this registration statement may be debt warrants, preferred stock warrants, depositary share warrants or common stock warrants.

(6) Stock Purchase Contracts and Stock Purchase Units with respect to Common Stock or Preferred Stock.

(7) Subscription rights evidencing the right to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants.

(8) The aggregate maximum offering price of all securities issued under this registration statement will not exceed $60,000,000. No separate consideration will be received for shares of preferred stock or common stock that are issued upon conversion or exchange of debt securities, shares of preferred stock or depositary shares registered hereunder or for shares of preferred stock distributed upon termination of a deposit arrangement for depositary shares.

(9) Calculated under Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

                             --------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


          SUBJECT TO COMPLETION, DATED JUNE __________________, 1999

PROSPECTUS

                            CYBERCASH, INC.


   DEBT SECURITIES, COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES, WARRANTS, SUBSCRIPTION RIGHTS, STOCK PURCHASE CONTRACTS TO PURCHASE
        COMMON STOCK OR PREFERRED STOCK AND STOCK PURCHASE UNITS

      By this prospectus, we may offer, from time to time, in one or more series or classes the following securities:

    -   shares of our common stock,

    -   shares of our preferred stock,

    -   shares of our preferred stock represented by depositary shares,

    -   our debt securities,

    - warrants exercisable for our debt securities, common stock, preferred stock or depositary shares,

    - subscription rights evidencing the right to purchase any of the above securities, and

    - stock purchase contracts to purchase common stock or preferred stock and stock purchase units.

      The aggregate initial offering price of these "offered securities" that we may issue will not exceed $60,000,000. If we issue debt securities at a discount from their original principal stated amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

      Our common stock is listed for trading on The Nasdaq Stock Market's National Market under the symbol "CYCH." On June 3, 1999, the last reported sale price of our common stock on the Nasdaq National Market was $13.38.

      We may offer the offered securities in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of the applicable offered securities in supplements to this prospectus.

      You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

      INVESTING IN THE OFFERED SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES OFFERED BY THIS PROSPECTUS.
                          --------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.
                          --------------------

            The date of this prospectus is __________, 1999.

PROSPECTUS                                               PAGE
----------                                               ----

Cautionary Note Regarding Forward-Looking Statements....
The Company.............................................
Risk Factors............................................
Where You Can Find More Information.....................
About This Prospectus...................................
Ratio of Earnings to Fixed Charges and Ratio of
  Earnings to Combined Fixed Charges and Preferred
  Stock Dividends.......................................
Use of Proceeds.........................................
Description of Debt Securities..........................
Description of Common Stock.............................
Description of Preferred Stock..........................
Description of Depositary Shares........................
Description of Warrants.................................
Description of Stock Purchase Contracts to Purchase
  Common Stock or Preferred Stock and Stock Purchase
  Units.................................................
Description of Subscription Rights......................
Plan of Distribution....................................
Legal Matters...........................................
Experts.................................................

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement and the information incorporated by reference, may include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." Known and unknown risks, uncertainties and other factors could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

      Although we believe that the expectations we express in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations include, without limitation, (1) that CyberCash will not retain or grow its subscriber base, (2) that CyberCash will not be able to successfully integrate new subscribers and/or assets obtained through acquisitions, (3) that CyberCash will fail to be competitive with existing and new competitors, (4) that CyberCash will not be able to sustain its current growth, (5) that CyberCash will not adequately respond to technological developments impacting the Internet, and (6) that financing will not be available to CyberCash if and as needed. This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere in this report. These factors are not intended to represent a complete list of all risks and uncertainties inherent in CyberCash's business, and should be read in conjunction with the more detailed cautionary statements included in this prospectus and/or any prospectus supplement under the caption "Risk Factors."

                                   THE COMPANY

      CyberCash, Inc. is the world's leading provider of secure electronic commerce payment technologies and services spanning the retail point of sale through the Internet. We believe that we are well-positioned to capitalize on the emerging market for electronic commerce because we offer a range of software products and payment services that work with the existing transaction processing systems of financial institutions. In addition, we believe our new InstaBuy service will successfully simplify the online buying experience for consumers. Our principal executive offices are located at 2100 Reston Parkway, 3rd Floor, Reston, Virginia 20191 and our phone number is 703/620-4200.

                                  RISK FACTORS

      In evaluating our business, you should carefully consider the following factors, as well as other information in this prospectus before purchasing any of our securities. This prospectus contains forward-looking statements relating to future events or our future financial performance. These statements are only predictions and actual events or results may be materially different from our predictions. In evaluating these statements, you should consider the various factors identified in this prospectus, including but not limited to the matters set forth below, which could cause actual results to differ materially from those indicated by such forward-looking statements.

WE HAVE A LIMITED OPERATING HISTORY AND HAVE NOT YET OPERATED PROFITABLY

      We were founded in August 1994, and we have not yet operated at a profit. Our limited operating history offers little information to serve as a basis for evaluating us and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their earlier stage of development encounter, particularly companies in new and rapidly evolving markets. Our success depends upon our ability to address those risks successfully, which include, among other things:

    - Whether we can continue to build and maintain a strong management structure that can develop and execute our business strategy, and respond effectively to changes in the markets for our services and software products;

    - Whether we can respond quickly and effectively to technological changes and competitive forces in our markets;

    - Whether we will be able to assemble and maintain the necessary resources, especially talented software programmers, we will need to develop and upgrade our technology to meet evolving market demands;

    - Whether we will be successful in continuing to evolve and successfully implement a sales and marketing strategy;

    - Whether we will be able to develop and manage strategic relationships to maximize widespread acceptance of our products and services; and

    - Whether the effect of the volatility of the market price of our stock will adversely affect our ability to sell our products and services, develop strategic relationships, attract and maintain qualified employees, and raise additional capital if necessary.

      If we do not succeed in addressing these risks, our business likely will be materially and adversely affected.

WE MAY CONTINUE TO EXPERIENCE LOSSES, WHICH WOULD DEPRESS OUR STOCK PRICE

      As of March 31, 1999, we had an accumulated deficit of $102,774,587. Since we started our business, our revenues have been small compared to our expenses. Our ability to generate significant revenue remains uncertain.

We expect to continue to incur operating losses at least through 1999, and perhaps for some time thereafter. We may never achieve, or be able to sustain, profitability.

THE DEVELOPMENT OF A MARKET FOR OUR PRODUCTS AND SERVICES IS UNCERTAIN

      The market for our services is still immature and is evolving rapidly. An increasing number of market entrants have introduced or are developing competing products and services to enable payment transactions over the Internet. Critical issues concerning the Internet (including security, reliability, cost, ease of use and quality of service) remain unresolved and may limit the growth of electronic commerce. Delays in the deployment of improvements to the infrastructure for Internet access, including higher speed modems and other access devices, adequate capacity and a reliable network backbone, also could hinder the development of the Internet as a viable commercial marketplace. For all of these reasons, it remains uncertain whether commerce over the Internet will continue to grow, a significant market for our products and services will emerge, or our products and services will become generally adopted. Even if such a market does develop, competitive pressures may make it difficult, or impossible, for us to operate profitably.

THE MARKET FOR OUR PRODUCTS AND SERVICES MAY NOT GROW FAST ENOUGH TO SUPPORT OUR LEVEL OF INVESTMENT, ADVERSELY AFFECTING REVENUES AND PROFITABILITY

      The growth of our business depends upon widespread acceptance of our products and services. This is particularly true of our new InstaBuy service, the deployment of which is a major element of our business strategy for 1999. The success of this service will depend on our ability to obtain the agreement of several large financial institutions to sponsor the issuance of InstaBuy wallets, to have the service adopted by a substantial number of Internet merchants, and to distribute InstaBuy wallets to large numbers of consumers. Moreover, our ability to persuade merchants to use the service is dependent in part on the number of consumers who are using wallets; and our ability to motivate consumers to use wallets is dependent in part on the number and type of merchants that are using the service. To succeed, we will have to motivate both groups to adopt the service simultaneously, which is particularly difficult. We have only recently commenced operating the InstaBuy service, and we cannot assure you that we will succeed in accomplishing any of these goals. Our failure to accomplish these goals, or our inability to accomplish them on the anticipated schedule, would have a material adverse effect on our business.

WE EXPECT OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE

      Our quarterly operating results have varied significantly and probably will continue to do so in the future as a result of a variety of factors, many of which are outside our control:

    - Sales of our ICVERIFY payment software and our CashRegister service are affected by the reluctance of merchants to modify their payment systems during the fourth calendar quarter holiday period and during the first calendar quarter accounting and auditing period. Consequently, revenues from sales of our payment software and sign-up fees for our CashRegister service are likely to be lower during these periods than the balance of the year.

    - In some cases our customers pay one-time licensing or consulting fees in connection with acquiring our payment services. The timing of the recognition of fees varies, which contributes to quarterly fluctuations in revenues. In addition, many of our distribution channels integrate our services with other electronic commerce solutions. The timing for these channels to complete the integration and deploy their solutions into their distribution channel is unpredictable.

    - Our InstaBuy service is new, and the pricing structures and timing of the recognition of revenues for this service is unpredictable at this time.

      In addition to these factors, as a strategic response to changes in the competitive environment, we may from time to time make pricing, marketing decisions, licensing decisions or business combinations that adversely affect our revenues or increase our costs. We also anticipate that revenues may decline as customers focus their financial and technical resources on responding to year 2000 issues instead of adopting payment technologies such as our products and services. Extraordinary events such as material litigation or acquisitions also could result in fluctuations in our operating results from one reporting period to the next.

      For these reasons, period-to-period comparisons of our results of operations are not necessarily a reliable indication of future performance. Because of all of the foregoing factors, it is likely that our quarterly operating results from time to time will be below the expectations of public market analysts and investors. In that case, we expect that the price of our common stock would be materially and adversely affected.

WE FACE INTENSE COMPETITION

      The Internet payment services industry is new and evolving rapidly, resulting in a dynamic, competitive environment. We expect competition to persist, intensify and increase in the future. Many of our current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than us. In addition, many of our current or potential competitors, such as Microsoft, have broad distribution channels that they may use to bundle competing products directly to end-users or purchasers. If these competitors were to bundle competing products for their customers, it could adversely affect our ability to market our services.

      Competitive pressures have led us on occasion to reduce our prices. We expect that competition in our markets will continue to increase and may force us to reduce prices for some of our products and services. Unless we can increase our volume or reduce our costs, any such reductions would have an adverse effect on our profitability.

WE MUST ACHIEVE MARKET ACCEPTANCE AND DEVELOP NEW PRODUCTS AND SERVICES TO ADDRESS TECHNOLOGICAL CHANGE

      Broad acceptance of our products and services and their use in large numbers is critical to our success because a large portion of our revenues derive from one-time fees charged to customers buying our products and services. In addition, our ability to earn significant revenues from our InstaBuy service will depend in part on its acceptance by a substantial number of prominent online merchants. One obstacle to widespread market acceptance for our products and services is that widely adopted technological standards for accepting and processing payments over the Internet have not yet emerged. As a result, merchants and financial institutions have been slow to select which service to use. Until one or more predominant standards emerge, we must design, develop, test, introduce and support new services to meet changing customer needs and respond to other technological developments. Our technologies have not been accepted as standards. To be successful, we must obtain widespread acceptance of our technologies, or modify our products and services to meet whatever industry standards do ultimately develop. It is not certain that we will be able to do either.

WE MAY EXPERIENCE SOFTWARE DEFECTS AND DEVELOPMENT DELAYS, DAMAGING CUSTOMER RELATIONS

      Services based on sophisticated software and computing systems often encounter development delays, and the underlying software may contain undetected errors or failures when introduced or when the volume of services provided increases. We may experience delays in the development of our software products or the software and computing systems underlying our services. In addition, despite testing by us and potential customers, it is possible that our software may nevertheless contain errors, and this could have a material adverse effect on our business.

WE MAY EXPERIENCE BREAKDOWNS IN OUR PAYMENT PROCESSING SYSTEM, HARMING OUR BUSINESS

      The operations for our payment and InstaBuy services depend on whether we are able to protect our system from interruption by events that are beyond our control. Events that could cause system interruptions are:

    -   fire,

    -   earthquake,

    -   power loss,

    -   telecommunications failure, and

    -   unauthorized entry or other events.

      We have established two separate operations centers in Northern Virginia that provide backup support for our services. In addition, we are building out a third operations center, which we anticipate will be in operation before August 31, 1999. If one of these sites should cease operations because of a power outage, fire, or natural disaster, the others should be able to take over with only a minimal disruption in service. We have not, however, been able to test the transfer of operations under emergency conditions, and we cannot be sure that the transfer would be successful. Also, we have experienced growing transaction volumes that have from time to time stressed the capacity of our systems. There is a possibility that our existing systems may be inadequate and cause serious failures of our services. Finally, although we regularly back up data from operations, and take other measures to protect against loss of data, there is still some risk of such losses. A system outage or data loss could materially and adversely affect our business.

      Despite the security measures we maintain, our infrastructure may be vulnerable to computer viruses, hackers, rogue employees or similar sources of disruption. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business. Any problem of this nature could result in significant liability to customers or financial institutions and also may deter potential customers from using our services. We attempt to limit this sort of liability through back-up systems, contractual provisions and insurance. However, we cannot assure you that these contractual limitations on liability would be enforceable, or that our insurance coverage would be adequate to cover any liabilities we did sustain.

OUR OPERATIONS AND BUSINESS COULD BE DISRUPTED OR DAMAGED IF OUR SYSTEMS AND PRODUCTS ARE NOT YEAR 2000 COMPLIANT

      We use computer software, operating systems, and embedded processors containing programs in the development of our products and services, in the delivery of our services and in our administrative and management operations. The software we use in our products and in the delivery of our services contains, in addition to code written by our programmers, some software that we license from third parties. In addition, we rely on equipment and services provided by other vendors that are susceptible to year 2000 problems. We are reviewing the critical programs, systems and services we use (including those provided by third party vendors) to assure that they are all able to handle properly the upcoming calendar year 2000. On the basis of our work so far, we do not anticipate that the so-called "year 2000 issue" will have a material effect on our business. It is, however, possible that problems will surface that have not yet been identified that will require substantial time and resources to remedy. It is also possible that we could fail to identify a problem with a resulting failure or disruption of our operations. Either eventuality could have a material adverse effect on our business.

OUR RESULTS MAY SUFFER IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND TECHNICAL PERSONNEL

      Our performance is substantially dependent on the performance of our executive officers and key employees. We depend on our ability to retain and motivate high quality personnel, especially our management and highly skilled development teams. We do not have "key person" life insurance policies on any of our employees. The loss of the services of any of our key employees, particularly our founder and Chief Executive Officer, William N. Melton or our President and Chief Operating Officer, James J. Condon, could have a material adverse effect on us. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees is intense and increasing. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.

WE HAVE A LIMITED SALES FORCE; OUR DISTRIBUTION CHANNELS ARE NEW AND EVOLVING

      We have only a limited number of sales and marketing employees and, therefore, we rely heavily on distribution channels for sales of our products and payment services. Because of the rapidly evolving nature of electronic commerce, we are not certain that the distribution channels with which we are working will provide an adequate distribution network for us to achieve our goals, or that we will be able to develop alternative channels.


WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS, PERMITTING COMPETITORS TO DUPLICATE OUR PRODUCTS AND SERVICES

           Our success and ability to compete is dependent in part upon our proprietary technology. We rely primarily on copyright, trade secret and trademark law to protect our technology. We hold one United States patent, and have applied for several others in the United States and foreign countries. We intend to continue to file patent applications on inventions that we may make in the future. There can be no assurance that any of these patents will be granted, or that if granted such patents would survive a legal challenge to their validity, or provide meaningful levels of protection.

           WE MAY HAVE DIFFICULTIES PROTECTING OUR SOURCE CODE

           The source code for our proprietary software is protected both as a trade secret and as a copyrighted work. We generally enter into confidentiality and assignment agreements with our employees, consultants and vendors, and generally control access to and distribution of our software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products, services or technology without authorization, or to develop similar products, services or technology independently. In addition, effective copyright and trade secret protection may be unenforceable or limited in certain foreign countries, and the global nature of the Internet makes it difficult to control the ultimate destinations of our products or services. To license our products or services, we often rely on "on-screen" licenses that are not manually signed by the end-users and, therefore, may be unenforceable under some laws.

           WE MAY BE REQUIRED TO ENGAGE IN LITIGATION TO ENFORCE OUR PROPRIETARY RIGHTS

           Despite our efforts to protect our proprietary rights, third parties may attempt to copy aspects of our products and services or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products and services is difficult, particularly in the global environment in which we operate, and the laws of other countries may afford us little or no effective protection of our intellectual property. We cannot assure you that the steps that we have taken will prevent others from misappropriating our technology or that these agreements will be enforceable.

           We may engage in litigation related to our intellectual property for a number of reasons, including to:

           -          Enforce our intellectual property rights,

           -          Protect our trade secrets,

           - Determine the validity and scope of the proprietary rights of others, or

           -          Defend against claims of infringement or invalidity.

           This litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our business, financial condition or operating results.

           OUR PRODUCTS AND SERVICES MAY INFRINGE CLAIMS OF THIRD-PARTY PATENTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND PROFITABILITY

           We are aware of various patents held by independent third parties in the area of electronic payment systems. It is possible that the holders of rights under these patents could assert them against us. In fact, we have already received notices of claims of infringement of other parties' proprietary rights. We cannot assure you that our products and services are not within the scope of patents held by others, either now or in the future. If any such claims are asserted, we may seek to obtain a license under a third party's intellectual property rights. There can be no assurance that such a license would be available on reasonable terms or at all. We may also decide to defend against a claim of infringement, but litigation, even if successful, is costly and may have a material adverse effect on us regardless of the eventual outcome.

           WE RELY IN PART ON TECHNOLOGY LICENSES

           We also rely on certain technology which we license from third parties, including software which is integrated with internally developed software and used in our software to perform key functions. We cannot assure you that third party technology licenses will continue to be available to us on commercially reasonable terms or at all. The loss of or inability to maintain any of these technology licenses could result in delays in introduction of our services, which could have a material adverse effect on our business, financial condition or operating results.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, WHICH MAY CHANGE AND HARM OUR BUSINESS

           Our operations are subject to various state and federal regulations. Because electronic commerce in general, and most of our products and services in particular, are so new, the application of many of these regulations is uncertain and difficult to interpret. The agencies responsible for the interpretation and enforcement of these regulations could amend those regulations or issue new interpretations of existing regulations. It is also possible that new legislation may be passed that imposes additional burdens. Any such change could lead to increased operating costs and could also reduce the convenience and functionality of our products or services, possibly resulting in reduced market acceptance. It is possible that new laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, content, characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for our products or services and increase our cost of doing business or could otherwise have a material adverse effect on our business, financial condition or operating results.

WE MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL NEEDED TO OPERATE AND GROW OUR BUSINESS

           We believe that our available cash resources combined with funds from operations will be sufficient to meet our working capital and capital expenditure requirements until our cash flow from operations turns positive. If this belief should prove mistaken, we may be required to raise additional funds. Alternatively, we may decide to raise additional funds in order to expand operations, finance acquisitions or to finance other activities we decide may be beneficial to our business. If we raise additional funds through the issuance of equity securities, the percentage ownership of the stockholders of record will be reduced, and stockholders may experience additional dilution. It is also possible that new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. Moreover, we cannot assure you that additional financing will be available if we should need it. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures, which could have a material adverse effect on our business, financial condition or operating results.

WE HAVE INTERNATIONAL OPERATIONS AND CHANGES IN THESE MARKETS MAY
UNDERMINE OUR BUSINESS OBJECTIVES

           A component of our strategy is to expand our operations into international markets. We have created joint ventures in Japan and Germany and have arranged with Barclays Bank for the delivery of certain of our services in the United Kingdom. The majority of our revenues in 1997 were derived from licensing fees and customization work charged to these joint ventures and foreign strategic allies. In 1998, the proportion of our revenues from international activities declined to 13% of our overall revenues for 1998. We anticipate that revenues derived from customization work and initial licensing fees from these international operations will continue to decline over time. We also have subsidiaries in the United Kingdom and Germany to customize and market our products in Europe. The deployment of our products and services through our joint ventures, alliances and subsidiaries in Japan and Europe is at an early stage, and revenues have so far have been small. We do not know if our products and services will be commercially successful in these markets, or will generate significant revenues for our business.

WE MAY BE UNABLE TO SUCCESSFULLY ACQUIRE NEW BUSINESSES NEEDED TO EFFECTIVELY COMPETE, OR TO MAKE THESE BUSINESSES PERFORM ONCE ACQUIRED

           As our business evolves, we may acquire complementary products, technologies, and businesses. Any significant acquisition would entail a risk that we would not be successful in integrating and operating the acquired business, product or technology. A failure to do so could have a material adverse effect on us.

OUR STOCK PRICE IS VOLATILE

           The price of our common stock has been and likely will continue to be subject to wide fluctuations in response to a number of events and factors, such as

           -          quarterly variations in operating results,

           - variances of our quarterly results of operations from securities analyst estimates,

           - announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by CyberCash or our competitors,

           - changes in financial estimates and recommendations by securities analysts,

           - the operating and stock price performance of other companies that investors may deem comparable to us, and

           -          news reports relating to trends in our markets.

           In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced significant price and volume fluctuations that often have been unrelated to the operating performance of the companies affected by these fluctuations. These broad market fluctuations may adversely affect the market price of our common stock, regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. If we were to become the target of this kind of litigation, the cost in dollars and management attention could be substantial, and the diversion of management's attention and resources could have a material adverse affect on our business.

EFFECTING A CHANGE OF CONTROL OF CYBERCASH WOULD BE DIFFICULT, WHICH MAY DISCOURAGE OFFERS FOR SHARES OF OUR COMMON STOCK

           Our certificate of incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. We also have a stockholders rights plan. It provides for the issuance of rights if an acquiror purchases 15 percent or more of our common stock without the approval of our board of directors. The rights plan may have the effect of delaying, deterring, or preventing changes in control or management of CyberCash, which may discourage potential acquirors who otherwise might wish to acquire CyberCash without the consent of the board of directors.

           The certificate of incorporation provides for staggered terms for the members of the board of directors. Certain provisions of our bylaws, the issuance of preferred stock, certain provisions in the certificate of incorporation, the staggered board of directors as well as applicable provisions of Delaware law could have a depressive effect on our stock price or discourage a hostile bid in which stockholders could receive a premium for their shares. In addition, these provisions could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock, or delay, prevent or deter a merger, acquisition, tender offer or proxy contest for us.

THE COMMON STOCK SOLD IN THIS OFFERING MAY INCREASE THE AMOUNT OF OUR COMMON STOCK ON THE PUBLIC MARKET, CAUSING OUR STOCK PRICE TO DECLINE

           As of May 27, 1999, there were no issued or outstanding shares of preferred stock. As of May 27, 1999, we had granted warrants, investment options and stock options to acquire an aggregate of 7,088,592 shares of our common stock. We granted these securities and entered into these commitments in connection with acquiring technologies, raising capital in private placement transactions, entering into strategic alliances and providing incentives to employees, consultants and non-employee directors under our stock option plans. The issuance of preferred stock, or sales in the public market of substantial amounts of shares acquired upon exercise of the foregoing warrants and options, or the prospect of such sales, could adversely affect the market price of our common stock.


                       WHERE YOU CAN FIND MORE INFORMATION

           We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference rooms:

           450 Fifth Street, N.W.           7 World Trade Center           500 West Madison Street
                  Room 1024                      Suite 1300                       Suite 1400
           Washington, D.C. 20549         New York, New York 10048         Chicago, Illinois 60661

           Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

           Our common stock is quoted on the Nasdaq National Market under the symbol "CYCH," and our SEC filings can also be read at the following Nasdaq address:

                                Nasdaq Operations
                               1735 K Street, N.W.
                             Washington, D.C. 20006

           The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

           -          Annual Report on Form 10-K for the year ended December 31,
                      1998;

           -          Quarterly Report on Form 10-Q for the quarter ended March
                      31, 1999;

           - Current Reports on Form 8-K dated January 6, 1999, March 31, 1999, February 5, 1999 and April 6, 1999; and

           - The description of the Company's common stock contained in Form 8-A.

           In addition to the documents listed above, we also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated.

           To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

                               Corporate Secretary
                                 CyberCash, Inc.
                               2100 Reston Parkway
                                   Third Floor
                             Reston, Virginia 20191
                                 (703) 620-4200

           You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus.

           The CyberCash logo, ICVERIFY, PCVERIFY, NetVERIFY, CyberCoin and PayNow Secure Electronic Check Service are registered trademarks or service marks of CyberCash or its affiliates in the United States and other countries. CyberCash, PayNow, InstaBuy and Agile Wallet are trademarks of CyberCash in the United States and other countries. This prospectus also includes names, trademarks, service marks and registered trademarks and service marks of other companies.


                              ABOUT THIS PROSPECTUS

           This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process under the Securities Act of 1933. Under the shelf process, we may, from time to time, sell any combination of the offered securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000.

           This prospectus and the accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

           This prospectus provides you with a general description of the offered securities. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF
        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

           The following table shows CyberCash's ratios of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the fiscal years indicated, except for 1994, CyberCash's initial year of operations, which began on February 24, 1994. Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of rent expense under operating leases representing interest. Fixed charges for the ratio of earnings to combined fixed charges and preferred stock dividends includes accretion on preferred stock of the registrant for the appropriate periods.


                                                                  YEAR ENDED DECEMBER 31,
                                                 -------------------------------------------------              Three Months
                                                  1994        1995         1996          1997       1998     ended March 31, 1999
                                                  ----        ----         ----          ----       ----     --------------------
Ratio of earnings to fixed charges............     --          --           --           --           --            --
Amount by which earnings are insufficient to
   cover fixed charges (in thousands).........  $1,153     $ 9,886      $26,098      $20,639      $30,162        $7,424

           Because CyberCash recorded a loss for all periods presented, the amount by which earnings were insufficient to cover fixed charges equals the amount by which earnings were insufficient to cover combined fixed charges and preferred dividends.


                                 USE OF PROCEEDS

           Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of offered securities will be used to fund expansion of our business, including for:

           - additional working capital to fund development activities and sales and marketing efforts,

           -          capital expenditures,

           -          repayment of debt, if and as we incur it,

           -          funding net losses,

           -          acquisitions and strategic investments, and

           -          general corporate purposes.

           When we offer a particular series of offered securities, the prospectus supplement relating to that offering will set forth the intended use of the net proceeds received from that offering. Pending the application of the net proceeds, we expect to invest the proceeds from the sale of offered securities in short-term, interest-bearing instruments or other investment-grade debt securities.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

           The debt securities that we may issue will be unsecured, direct, general obligations of CyberCash. We may issue either senior debt securities or subordinated debt securities. Our senior debt securities and our subordinated debt securities will be subordinated to our secured indebtedness, including amounts we have borrowed under any secured, revolving credit facility. Our senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of CyberCash. Our subordinated debt securities will be subordinated in right of payment to the prior payment in full of the "senior debt" of CyberCash, as described below under "--Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities that we may offer.

           Senior debt securities will be issued under a "senior debt indenture" and subordinated debt securities will be issued under a separate "subordinated debt indenture." Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under this heading, we may refer to the senior debt indenture and the subordinated debt indenture, and any related supplemental indentures, as "an indenture" or, collectively, as "the indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939.

           Each indenture will be between CyberCash and a trustee that meets the requirements of the Trust Indenture Act of 1939. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

           The descriptions under this heading relating to the debt securities and the indentures are summaries of their anticipated provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. In the summaries we have included references to section numbers of the forms of indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should read the indentures for provisions that may be important to you. The forms of the indentures can be examined at the locations listed above under the heading "Where You Can Find More Information."

           The terms and conditions described under this heading are of terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

           Except as set forth in the applicable indenture or in one or more supplemental indentures and described in an applicable prospectus supplement, we may issue the debt securities in one or more series and without limitation as to aggregate principal amount. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture, supplemental indenture or prospectus supplement, we may reopen a series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series.

TERMS OF DEBT SECURITIES TO BE INCLUDED IN THE PROSPECTUS SUPPLEMENT

           The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

           (1) the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

           (2) the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

           (3) the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

           (4) the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

           (5) the rate or rates, which may be fixed or variable, or the method by which the rate or rates are to be determined, at which the debt securities will bear interest, if any;

           (6) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the regular record dates for interest payment dates, or the method by which record dates may be determined, the persons to whom interest will be payable, and the basis upon which interest is to be calculated if other than that of a 360-day year of twelve 30-day months;

           (7) the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon CyberCash in respect of the debt securities and the applicable indenture may be served;

           (8) the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of CyberCash, if CyberCash is to have such an option;

           (9) the obligation, if any, of CyberCash to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

           (10) if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

           (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies, and the manner in which the amounts are to be determined;

           (12) any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

           (13) whether the debt securities will be issued in certificated or book-entry form;

           (14) whether the debt securities will be in registered or bearer form and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

           (15) if the debt securities will be issuable only in the form of a Global Security as described below under the subheading "--Global Securities," the depositary or its nominee with respect to the debt securities and the circumstances under which the Global Security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

           (16) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

           (17) whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any such guarantee;

           (18) in the case of subordinated debt securities, the applicability of the provisions described below under the subheading "--Conversion or Exchange of Debt Securities;"

           (19) whether the debt securities will be sold as part of Units consisting of debt securities and other securities;

           (20) if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered; and

           (21) any other terms of the debt securities not inconsistent with the provisions of the applicable indenture (Section 301).

           The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." "Original issue discount securities" means that less than the entire principal amount of the securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

           Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate or as part of units consisting of debt securities and other securities may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which CyberCash has the right to defer interest, the holders of these debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

           Except as set forth in the applicable indenture or in one or more supplemental indentures, the applicable indenture will not contain any provisions that would limit the ability of CyberCash to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving CyberCash. The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of CyberCash that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

           As of the date of this prospectus, CyberCash has several subsidiaries. Specific terms and provisions of the indentures would also apply to those subsidiaries. For purposes of the descriptions under this heading (1) "Subsidiary" means a corporation or a partnership a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by CyberCash or by one or more other Subsidiaries of CyberCash. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency; and (2) "Significant Subsidiary" means any Subsidiary of CyberCash that is a "significant subsidiary," within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

           To the extent provided in the subordinated debt indenture and any supplemental indenture, the payment of the principal of, and premium, if any, and interest on any subordinated debt securities, (including amounts payable on any redemption or repurchase,) will be subordinated in right of payment to the prior payment in full of all "senior debt," as defined below (Sections 1501 and 1502 of the subordinated debt indenture). Even though payment in connection with any distribution to creditors in a liquidation or dissolution of CyberCash or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to CyberCash on senior debt must be made prior to payment on any subordinated debt securities, the obligation of CyberCash to make payment of the principal, and premium, if any, and interest on those subordinated debt securities will not otherwise be affected (Section 1508 of the subordinated debt indenture). Upon any distribution to creditors of CyberCash in a liquidation or dissolution, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt before any payments may be made on the subordinated debt securities. By reason of this subordination, in the event of a distribution of assets upon insolvency, specific general creditors of CyberCash may recover more, ratably, than holders of subordinated debt securities.

           The supplemental indenture will set forth the terms and conditions under which, if any, CyberCash will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to "senior debt" which is defined below. (Section 1503 of the subordinated debt indenture). After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will succeed to the right of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt (Section 1507 of the subordinated debt indenture).

           The subordinated debt indenture will define "senior debt" generally as the principal of, and premium, if any, and interest, (including interest accruing after the commencement of any bankruptcy proceeding relating to CyberCash,) on, or substantially similar payments to be made by CyberCash in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

           (1) indebtedness of CyberCash evidenced by notes, debentures, or bonds or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements,

           (2) indebtedness of CyberCash for money borrowed or represented by purchase-money obligations, as defined below,

           (3) obligations of CyberCash as lessee under leases of property either made as part of a sale and leaseback transaction to which CyberCash is a party or otherwise,

           (4) indebtedness, obligations and liabilities of others in respect of which CyberCash is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which CyberCash has agreed to purchase or otherwise acquire,

           (5) reimbursement and other obligations relating to letters of credit, bankers' acceptances and similar obligations,

           (6) obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements,

           (7) all obligations of CyberCash issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business, and

           (8) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any of the indebtedness or obligations described in clauses (1) through (7), above, in each case other than:

           (1) any indebtedness, obligation or liability referred to in clauses (1) through (8) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

           (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of CyberCash to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

           (3) the subordinated debt securities (Section 101 of the subordinated debt indenture).

           As used above, the term "purchase money obligations" is defined to mean indebtedness or obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to subordinated debt securities upon the creation of additional senior debt.

           The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated therein or herein by reference will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt of that series will be subordinated.

           In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities (including trade payables and lease obligations) of CyberCash's subsidiaries, as any right of CyberCash to receive any assets of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the subordinated debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that CyberCash itself is recognized as a creditor of such subsidiary, in which case the claims of CyberCash would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by CyberCash.

CONVERSION OR EXCHANGE OF SUBORDINATED DEBT SECURITIES

           The applicable prospectus supplement will set forth the terms, if any, on which a series of subordinated debt securities may be converted into or exchanged for other securities of CyberCash. These terms will include whether conversion or exchange is mandatory, or is at CyberCash's option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of subordinated debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

REDEMPTION OF SECURITIES

           The indentures will provide that the debt securities may be redeemed at any time at the option of CyberCash, in whole or in part, at the prescribed redemption price, except as may otherwise be provided in connection with any debt securities or series of debt securities.

           From and after notice has been given as provided in the indentures, if funds for the redemption of any debt securities called for redemption have been made available on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

           Notice of any optional redemption by CyberCash of any debt securities is required to be given to holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days before the date fixed for redemption. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

           If CyberCash elects to redeem debt securities, it will be required to notify the trustee at least 45 days before the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed pro rata, by lot or in such manner as it deems fair and appropriate.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

           Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 and integral multiples of those $1,000 denominations if in registered form and, if in bearer form, we will issue the debt securities in denominations of $5,000 (Section
302).

           Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplements. At the option of CyberCash, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

           Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a debt security ("Defaulted Interest") will immediately cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture (Section 307).

           Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but CyberCash may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by CyberCash with respect to any series of debt securities, CyberCash may at any time rescind the designation of that transfer agent or approve a change in the location through which any such transfer agent acts, except that CyberCash will be required to maintain a transfer agent in each place of payment for that series. CyberCash may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

           Neither CyberCash nor any trustee will be required to:

           (1) issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

           (2) register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

           (3) issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid (Section 305).

GLOBAL SECURITIES

           We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

MERGER, CONSOLIDATION OR SALE OF ASSETS

           CyberCash will not be permitted to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, unless:

           (1) either (A) CyberCash is the continuing entity, or (B) the successor entity, if other than CyberCash, formed by or resulting from any such consolidation or merger, or which has received the transfer of CyberCash's assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

           (2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of CyberCash or any Subsidiary as a result of that transaction as having been incurred by CyberCash or a Subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, will have occurred and be continuing; and

           (3) an officer's certificate and legal opinion relating to the conditions described in (1) and (2) above is delivered to each trustee (Sections 801 and 803).

SELECTED COVENANTS

           Existence. Except as described above under "Merger, Consolidation or Sale of Assets," CyberCash will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by certificate of incorporation, by-laws and statute) and franchises, but CyberCash will not be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of CyberCash's business and that its loss is not disadvantageous in any material respect to the holders of the debt securities (Section 1004).

           Maintenance of Properties. CyberCash will be required to, and will be required to cause each of its subsidiaries to, keep all of its and its subsidiaries' properties that are used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. CyberCash will also cause all necessary repairs, renewals, replacements, and improvements of those properties to be made, all as in CyberCash's judgment may be necessary for the conduct of the business. (Section 1005)

           Payment of Taxes and Other Claims. CyberCash will be required to pay or discharge or cause to be paid or discharged, before the same become delinquent:

           (1) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of CyberCash or any Subsidiary; and

           (2) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of CyberCash or any Subsidiary;

but CyberCash will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith in appropriate proceedings (Section
1007).

ADDITIONAL COVENANTS AND/OR MODIFICATIONS TO THE COVENANTS DESCRIBED ABOVE

           Any additional covenants of CyberCash and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

EVENTS OF DEFAULT, NOTICE AND WAIVER

           Events of Default. Each indenture will provide that the following events are "events of default" with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities:

           (1) failure to pay any installment of interest on any debt security of the series for 30 days;

           (2) failure to pay principal of, or premium, if any, on, any debt security of the series when due;

           (3) default in making any sinking fund payment if required, for any debt security of the series;

           (4) default in the performance or breach of any other covenant or warranty of CyberCash contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 60 days after written notice as provided in the applicable indenture;

           (5) default in the payment of an aggregate principal amount exceeding $25,000,000 of any indebtedness of CyberCash or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the applicable indenture;

           (6) specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of CyberCash or any Significant Subsidiary or either of their property;

           (7) if any guarantee of a debt security by a guarantor ceases to be, or CyberCash or the guarantor asserts in writing that the guarantee is not, in full force and effect or enforceable in accordance with its terms; and

           (8) any other event of default provided with respect to a particular series of debt securities (Section 501).

           If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in clause (6) above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are "original issue discount securities" or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately by written notice to CyberCash, and to the applicable trustee if given by the holders. At any time after such a declaration of acceleration has been made with respect to debt securities of such series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may rescind and annul the declaration of acceleration and its consequences if:

           (1) CyberCash has deposited with the applicable trustee all required payments of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee; and

           (2) all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in such indenture (Section 502).

           Waiver. Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

           (1) in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

           (2) in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of each affected holder of an outstanding debt security (Section 513).

           Notice. Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default (except a default in the payment of the principal of, or premium, if any, or interest on such debt securities or in the payment of any sinking fund installment in respect of the debt securities) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders (Section 601).

           Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to that indenture or for any remedy under that indenture, except in the cases of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities at their respective due dates (Section 508).

           Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction (Section 512).

           Within 180 days after the end of each fiscal year, CyberCash will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof (Section 1008).

MODIFICATION OF THE INDENTURES

           Except as otherwise specifically provided in the indenture, modifications and amendments of an indenture generally will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment. In any case, however, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

           (1) change the stated maturity of the principal of, or any installment of interest (or the premium, if any) on, any debt security;

           (2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an "original issue discount security" that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

           (3) change the place of payment, or the coin or currency for payment, of principal (or premium, if any) or interest on any debt security;

           (4) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

           (5) release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities;

           (6) in the case of subordinated debt securities, modify the ranking or priority of the securities;

           (7) reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or

           (8) modify any of the foregoing provisions or any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect such action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

           The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by CyberCash with specific covenants in the indenture (Section 1010).

           Modifications and amendments of an indenture will be permitted to be made by CyberCash and the respective trustee under the indenture without the consent of any holder of debt securities for any of the following purposes:

           (1) to evidence the succession of another person to CyberCash as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

           (2) to add to the covenants of CyberCash for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon CyberCash in the indenture;

           (3) to add events of default for the benefit of the holders of all or any series of debt securities;

           (4) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

           (5) to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

           (6)   to secure the debt securities;

           (7) to establish the form or terms of debt securities of any series;

           (8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

           (9)   to cure any ambiguity, defect or inconsistency in an indenture;

           (10) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect; or

           (11) to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture (Section 901).

           Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

           (1) the principal amount of an "original issue discount security" that is deemed to be outstanding will be the amount of the principal of that "original issue discount security" that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that "original issue discount security";

           (2) the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an "original issue discount security", the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in (1) above);

           (3) the principal amount of an indexed security that is deemed outstanding will be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security under the applicable indenture; and

           (4) debt securities owned by CyberCash or any other obligor upon the debt securities or any affiliate of CyberCash or of any other obligor are to be disregarded.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

           Discharge. CyberCash may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities
(1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, an amount of funds sufficient to pay the principal, and premium, if any, and interest to the date of deposit, if such debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

           Defeasance and Covenant Defeasance. Each indenture will provide that, if the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, CyberCash may elect either:

           (1) "defeasance," which means CyberCash elects to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (Section 1302); or

           (2) "covenant defeasance," which means CyberCash elects to be released from its obligations with respect to the debt securities under specified sections of Article Ten of the applicable indenture, which relate to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations shall not constitute an event of default with respect to such debt securities (Section 1303);

in either case upon the irrevocable deposit by CyberCash with the applicable trustee, in trust, of an amount, in such currency or currencies or U.S. "Government Obligations" as defined in Section 101 of the indentures, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, and any mandatory sinking fund or analogous payments.

           Such a trust will only be permitted to be established if, among other things, CyberCash has delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1304).

           In general, if CyberCash elects covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or Government Obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. In that case, CyberCash would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

           The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

GOVERNING LAW

           The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York (Section 112).

                           DESCRIPTION OF COMMON STOCK

           CyberCash's authorized capital stock consists of 40,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.

COMMON STOCK

           As of May 27, 1999, there were 20,208,131 shares of common stock outstanding and held of record by 386 stockholders.

           The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of CyberCash, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

WARRANTS

           CyberCash issued warrants in private placements which took place on January 6, 1999 and March 31, 1999. The warrants are initially exercisable for an aggregate of 685,683 shares of common stock. The warrants will expire on January 6, 2004. The exercise price for each warrant is initially set at $20.00. The exercise price may be reset on January 6, 2000, January 6, 2001 and January 6, 2002, if the average closing bid price of CyberCash's common stock over the 10 trading days preceding any of these dates is less than $20.00. In any of these circumstances, the exercise price would be reset to equal the average closing bid price of CyberCash's common stock over the 10 trading days preceding the applicable reset date. Beginning January 6, 2002, the exercise price also could be reduced if CyberCash issues securities below the market price of CyberCash's common stock. If an adjustment of the exercise price occurs, the number of shares of common stock issuable upon exercise of the warrants would proportionately increase.

           Under the warrants, a holder can elect to pay the exercise price in immediately available funds, through the cancellation of a portion of the warrants or through the delivery of shares of common stock. If the holder elects to pay the exercise price through the delivery of common stock, the common stock will be valued at $16.40.

CARNEGIE MELLON UNIVERSITY WARRANT

           On March 21, 1997, CyberCash entered into a technology licensing agreement with Carnegie Mellon University in connection with its acquisition of CMU's exclusive worldwide rights to its NetBill technology for use in network-based electronic commerce. The consideration included warrants to purchase 50,000 shares of CyberCash's common stock at an exercise price of $16.45 per share. The warrants are divided into 25,000 Class A Warrants and 25,000 Class B Warrants. Each class will become exercisable in five equal annual installments of 5,000 warrant shares, commencing on the first anniversary of the license, provided that the exercise of the Class B Warrants shall also be conditioned upon certain milestones, as described in the agreement. CyberCash registered the shares underlying these warrants for resale in compliance with the 1933 Securities Act, as amended. As of February 4, 1999, Carnegie Mellon had not exercised any of its Class A or Class B Warrants.

INVESTMENT OPTIONS

           On February 5 and July 14, 1998, CyberCash issued investment options to purchase up to 708,382 shares of its common stock to purchasers of its Series D Convertible Preferred Stock. These investment options are exercisable between January 1, 1999 and February 5, 2003. The exercise price of the investment options is equal to the lesser of the average of $10.59 and the market price of CyberCash's common stock at the end of 1998 and 110% of the stock market price at the end of 1998. CyberCash registered the shares underlying these investment options for resale in compliance with the 1933 Securities Act, as amended. As of March 23, 1999, the holders had not exercised any of these investment options.

FIRST USA WARRANTS

           On November 6, 1998, CyberCash entered into an agreement with First USA Bank to market the InstaBuy service. In connection with that agreement, we issued three warrants for First USA to purchase an aggregate of 2,200,000 shares. Under the first warrant, First USA may acquire 600,000 shares of common stock from January 1, 1999 through June 30, 1999 at a per share price of $12.50. From July 1, 1999 through December 31, 1999, these same shares may be acquired at a per share price of $17.00. From January 1, 2000 through September 30, 2003, these same shares may be acquired at a per share price of $32.00. Under the second warrant, 600,000 shares of common stock may be acquired from January 1, 1999 through December 31, 1999 at a per share price of $17.00. From January 1, 2000 through September 30, 2003, these same shares may be acquired at a per share price of $32.00. Under the third warrant, 1,000,000 shares of common stock may be acquired from January 1, 1999 through September 30, 2003 at a per share price of $32.00. As of February 4, 1999, the holders had not exercised any of these Warrants.

DELAWARE LAW AND CERTAIN ANTI-TAKEOVER CHARTER PROVISIONS

           STOCKHOLDER RIGHTS PLAN

           CyberCash has adopted a rights agreement, which provides for the issuance of a right to the holder of each share of CyberCash common stock. Upon any person or group acquiring 15% or more of the outstanding CyberCash common stock (a "CyberCash Acquiring Person"), each right will entitle the holder to purchase shares of CyberCash common stock or, in certain cases, other securities of CyberCash or cash or other property, having a current market value of two times the exercise price of $100. A CyberCash Acquiring Person would not be entitled to exercise rights. In addition, if CyberCash is acquired in a merger or other business combination or 50% or more of its assets or earning power is sold, each right will entitle the holder to purchase, at the exercise price, common stock of the acquiror having a current market value of two times the exercise price. Prior to there being a CyberCash Acquiring Person, CyberCash can redeem the rights in whole, but not in part, for $0.001 per right, or may amend the rights agreement in any way without the consent of the holders of the rights.

           The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire CyberCash without conditioning the offer on a substantial number of rights being acquired, or in a manner or on terms not approved by the board of directors. The rights, however, should not deter any prospective offeror willing to negotiate in good faith with the board of directors, nor should the rights interfere with any merger or other business combination approved by the board of directors.

           DELAWARE LAW

           CyberCash is subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

           CyberCash's certificate of incorporation provides that any action required or permitted to be taken by CyberCash's stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. CyberCash's certificate of incorporation also provides that the authorized number of directors may be changed only by resolution of the board of directors, and that directors can only be removed for cause by a majority vote of the stockholders and many not be removed without cause by a vote of the stockholders. In addition, CyberCash's certificate of incorporation provides for the classification of the board of directors into three classes, only one of which shall be elected at any given annual meeting. These provisions, which require the vote of at least two-thirds of the stockholders to amend, could have the effect of delaying, deterring or preventing a change in control of CyberCash or depressing the market price of common stock or discouraging hostile bids in which CyberCash's stockholders could receive a premium for their shares of common stock.

           TRANSFER AGENT AND REGISTRAR

           BankBoston N.A. is the transfer agent and registrar for CyberCash's common stock.

                         DESCRIPTION OF PREFERRED STOCK

           The following description is a general summary of the terms of the preferred stock which CyberCash may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our restated bylaws, each of which will be made available upon request.

GENERAL

           PREFERRED STOCK

           As of May 27, 1999, there were no shares of preferred stock issued and outstanding.

           CyberCash's board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deterring or preventing a change in control of CyberCash.

           You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

           (1) the title and stated value of the preferred stock being offered;

           (2) the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

           (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

           (4) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered shall accumulate;

           (5) the procedures for any auction and remarketing, if any, for the preferred stock being offered;

           (6) the provisions for a sinking fund, if any, for the preferred stock being offered;

           (7) the provisions for redemption, if applicable, of the preferred stock being offered;

           (8) any listing of the preferred stock being offered on any securities exchange or market;

           (9) the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into common stock of CyberCash, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

           (10) the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable into debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

           (11)  voting rights, if any, of the preferred stock being offered;

           (12) whether interests in the preferred stock being offered will be represented by depositary shares;

           (13) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

           (14) the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of CyberCash;

           (15) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of CyberCash; and

           (16) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

RANK

           Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of CyberCash, rank:

           (1) senior to all classes or series of common stock of CyberCash and to all equity securities the terms of which specifically provide that such equity securities rank junior to the preferred stock being offered;

           (2) on a parity with all equity securities issued by CyberCash other than those referred to in clauses (1) and (3) of this subheading; and

           (3) junior to all equity securities issued by CyberCash the terms of which specifically provide that such equity securities rank senior to the preferred stock being offered.

           For purposes of this description, the term "equity securities" does not include convertible debt securities.

DISTRIBUTIONS

           Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of assets of CyberCash legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on the stock transfer books of CyberCash on such record dates as shall be fixed by our board of directors.

           Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any series of preferred stock for which distributions are non-cumulative, then the holders of that series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and CyberCash will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

REDEMPTION

           If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of CyberCash, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

LIQUIDATION PREFERENCE

           Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of CyberCash, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of shares of capital stock of CyberCash ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of CyberCash, the holders of each series of preferred stock shall be entitled to receive out of assets of CyberCash legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of the remaining assets of CyberCash. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of CyberCash are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of capital stock of CyberCash ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

           If liquidating distributions shall have been made in full to all holders of preferred stock, the remaining assets of CyberCash shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of CyberCash with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of CyberCash, shall not be deemed to constitute a liquidation, dissolution or winding up of CyberCash.

VOTING RIGHTS

           Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as indicated in the applicable prospectus supplement.

           Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or CyberCash's Restated Certificate if the amendment would:

           (1) increase or decrease the aggregate number of authorized shares of that series of preferred stock;

           (2) increase or decrease the par value of that series of preferred stock; or

           (3) alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely,

in which case the approval of a proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

CONVERSION RIGHTS

           The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price or the manner of calculating the conversion price, the conversion date(s) or period(s), provisions as to whether conversion will be at the option of the holders of the preferred stock or at CyberCash's option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

TRANSFER AGENT AND REGISTRAR

           The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

           CyberCash may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among CyberCash and the "depositary" named in the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

           The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the preferred stock by CyberCash to the depositary, CyberCash will cause the depositary to issue, on behalf of CyberCash, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from CyberCash upon request, and the statements made in this summary relating to the Deposit Agreement and the depositary receipts to be issued under the Deposit Agreement are summaries of provisions of the Deposit Agreement and the related depositary receipts. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

           The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary.

           In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled to that property, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with the approval of CyberCash, sell the property and distribute the net proceeds from the sale to the holders.

           No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

WITHDRAWAL OF STOCK

           Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into other securities, the holders of those depositary receipts will be entitled to delivery at the corporate trust office, to or upon the holder's order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by the depositary share as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

           Whenever CyberCash redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed, provided CyberCash shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, as nearly as may be practicable without creating fractional depositary shares, or by any other equitable method determined by CyberCash.

           From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled the redemption and surrender thereof to the depositary.

VOTING OF THE PREFERRED STOCK

           Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent the preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and CyberCash will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

LIQUIDATION PREFERENCE

           In the event of the liquidation, dissolution or winding up of CyberCash, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

           The depositary shares, as such, are not convertible into common stock or any other securities or property of CyberCash. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct CyberCash to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of preferred stock of CyberCash or other shares of stock, and CyberCash has agreed that upon receipt of those instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by CyberCash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

           The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the Deposit Agreement may at any time be amended by agreement between CyberCash and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least 66% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

           The Deposit Agreement may be terminated by CyberCash upon not less than 30 days prior written notice to the depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipt. In addition, the Deposit Agreement will automatically terminate if:

           (1)   all outstanding depositary shares shall have been redeemed;

           (2) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of CyberCash and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

           (3) each share of the related preferred stock shall have been converted into securities of CyberCash not so represented by depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

           CyberCash will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, CyberCash will pay the fees and expenses of the depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

           The depositary may resign at any time by delivering to CyberCash notice of its election to do so, and CyberCash may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

           The depositary will forward to holders of depositary receipts any reports and communications from CyberCash which are received by the depositary with respect to the related preferred stock.

           Neither the depositary nor CyberCash will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of CyberCash and the depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct, and CyberCash and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. CyberCash and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

           In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and CyberCash, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from CyberCash.

                             DESCRIPTION OF WARRANTS

GENERAL

           CyberCash may issue warrants to purchase its debt securities, common stock, preferred stock, or depositary shares. CyberCash may issue warrants independently or together with any offered securities and may be attached to or separate from those offered securities. CyberCash will issue the warrants under warrant agreements to be entered into between CyberCash and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as an agent of CyberCash in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

           The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

           (1)   the title of the warrants;

           (2) the designation, amount and terms of the securities for which the warrants are exercisable;

           (3) the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

           (4)   the price or prices at which the warrants will be issued;

           (5)   the aggregate number of warrants;

           (6) any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

           (7) the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

           (8) if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

           (9) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

           (10) any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

           (11) the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

           (12) the maximum or minimum number of warrants which may be exercised at any time; and

           (13) information with respect to book-entry procedures, if any.

EXERCISE OF WARRANTS

           Each warrant will entitle the holder of warrants to purchase for cash the amount of debt securities, shares of preferred stock, shares of common stock or depositary shares at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

           Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, CyberCash will, as soon as practicable, forward the debt securities, shares of preferred stock, shares of common stock or depositary shares purchasable upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS TO PURCHASE COMMON STOCK OR
                    PREFERRED STOCK AND STOCK PURCHASE UNITS

           Unless otherwise specified in the applicable prospectus supplement, CyberCash may issue stock purchase contracts, including contracts obligating holders to purchase from CyberCash, and CyberCash to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require CyberCash to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

           The securities related to the stock purchase contracts will be pledged to a collateral agent, for the benefit of CyberCash, pursuant to a pledge agreement. The pledged securities will secure the obligations of holders of stock purchase contracts to purchase common stock or preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to CyberCash's security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

           Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to CyberCash or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts or stock purchase units.

                       DESCRIPTION OF SUBSCRIPTION RIGHTS

GENERAL

           CyberCash may issue subscription rights to purchase debt securities, common stock, preferred stock, depositary shares or warrants to purchase debt securities, preferred stock, common stock or depositary shares. CyberCash may issue subscription rights independently or together with any other offered security. The subscription rights may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to CyberCash's stockholders, CyberCash may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to CyberCash's stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to CyberCash's stockholders on the record date for receiving subscription rights in the subscription rights offering set by CyberCash.

           The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

           (1)   the title of the subscription rights;

           (2) the securities for which the subscription rights are exercisable;

           (3)   the exercise price for the subscription rights;

           (4)   the number of subscription rights issued to each stockholder;

           (5)   the extent to which the subscription rights are transferable;

           (6) if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights;

           (7) any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

           (8) the date on which the right to exercise the subscription rights shall commence, and the date on which the right shall expire;

           (9) the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

           (10) if applicable, the material terms of any standby underwriting arrangement entered into by CyberCash in connection with the subscription rights offering.

EXERCISE OF SUBSCRIPTION RIGHTS

           Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of debt securities, shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

           Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, CyberCash will, as soon as practicable, forward the debt securities, shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, CyberCash may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

           CyberCash may sell the offered securities:

           -      directly to purchasers,

           -      through agents,

           -      through dealers,

           -      through underwriters,

           -      directly to its stockholders, or

           -      through a combination of any of these methods of sale.

           In addition, CyberCash may issue the offered securities as a dividend or distribution.

           We may effect the distribution of the offered securities from time to time in one or more transactions either:

           -      at a fixed price or prices, which may be changed,

           -      at market prices prevailing at the time of sale,

           -      at prices related to such prevailing market prices, or

           -      at negotiated prices.

           CyberCash may directly solicit offers to purchase offered securities. Agents designated by CyberCash from time to time may also solicit offers to purchase offered securities. Any agent designated by CyberCash, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by CyberCash to such agent will be set forth in the prospectus supplement.

           If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, CyberCash will sell such offered securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

           If an underwriter is, or underwriters are, utilized in the sale, CyberCash will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, such underwriter may be deemed to have received compensation from CyberCash in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by CyberCash to underwriters in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

           Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to CyberCash's stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis.

Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to CyberCash's stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by CyberCash. If CyberCash does not enter into a standby underwriting arrangement in connection with a subscription rights offering to CyberCash's stockholders, CyberCash may elect to retain a dealer-manager to manage such a subscription rights offering for CyberCash. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by CyberCash.

           Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with CyberCash, to indemnification by CyberCash against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, CyberCash in the ordinary course of business.

           If so indicated in the applicable prospectus supplement, CyberCash will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that:

           - the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject; and

           - if the offered securities are also being sold to underwriters, CyberCash shall have sold to such underwriters the offered securities not sold for delayed delivery.

           The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of offered securities pursuant to such contracts.

           Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the offered securities in connection with an offering of offered securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

           The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

                                  LEGAL MATTERS

           The validity of the offered securities will be passed upon for CyberCash by Hogan & Hartson L.L.P., counsel to CyberCash. If the offered securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                     EXPERTS

           Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

================================================================================



NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.








================================================================================





================================================================================





                                CYBERCASH LOGO



                                 -----------

                                  PROSPECTUS

                                 -----------







                                JUNE ___, 1999


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, payable by CyberCash in connection with the issuance and distribution of the securities being registered:

      Registration Fee.............................     $   16,680
      Printing and Duplicating Expenses............         10,000
      Legal Fees and Expenses......................         10,000
      Accounting Fees and Expenses.................         10,000
      Miscellaneous................................         13,320
                                                        ----------
            Total..................................     $   60,000
                                                        ==========

*  To be filed by amendment.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

           The Amended and Restated Certificate of Incorporation, as amended, of CyberCash contains provisions that provide that no director of CyberCash shall be liable for breach of fiduciary duty as a director except for (1) any breach of the director's duty of loyalty to CyberCash or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. CyberCash's Restated Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Under CyberCash's Restated Bylaws, CyberCash is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, CyberCash has entered into indemnity agreements with each of its directors pursuant to which CyberCash has agreed to indemnify the directors as permitted by the Delaware General Corporation Law and has obtained directors and officers liability insurance.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, CyberCash has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.   EXHIBITS

      *1.1         Form of Underwriting Agreement
       4.1         Form of Common Stock Certificate of the Company.  (Filed as Exhibit 4 to registration statement on Form S-1, File
                   No. 33-80725, and incorporated herein by reference.)
      *4.2         Form of Senior Debt Indenture
      *4.3         Form of Subordinated Debt Indenture
      *5.1         Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
      12.1         Statement Regarding Computation of Ratios
     *23.1         Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
      23.3         Consent of Ernst & Young LLP, independent auditors
      24.1         Power of Attorney (included in signature page)
     *25           Statement on Form T-1 of Eligibility of Trustee

-------------
* To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).

ITEM 17.   UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

            provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (e) The undersigned Registrant hereby undertakes that:

            (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and

            (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia on June 3, 1999.

                            CYBERCASH, INC.

                            By:/s/     William N. Melton
                                       -------------------------------------
                                       William N. Melton
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints William N. Melton, James J. Condon and Russell B. Stevenson, Jr., and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  June 3, 1999            /s/       William N. Melton
     ----------------          ------------------------------------------------
                                         William N. Melton
                                         President and Chief Executive Officer


Date:  June 3, 1999            /s/       James J. Condon
     ----------------          ------------------------------------------------
                                         James J. Condon
                                         Chief Financial Officer
                                         (Principal Financial Officer and
                                         Principal Accounting Officer)


Date:  June 3, 1999            /s/       Daniel C. Lynch
     ----------------          ------------------------------------------------
                                         Daniel C. Lynch
                                         Chairman of the Board of Directors


Date:  June 3, 1999            /s/       Michael Rothschild
     ----------------          ------------------------------------------------
                                         Michael Rothschild
                                         Director

Date:  June 3, 1999            /s/       Charles T. Russell
     ----------------          ------------------------------------------------
                                         Charles T. Russell
                                         Director


Date:  June 3, 1999            /s/       Garen K. Staglin
     ----------------          ------------------------------------------------
                                         Garen K. Staglin
                                         Director

                                INDEX TO EXHIBITS

      *1.1         Form of Underwriting Agreement
       4.4         Form of Common Stock Certificate of the Company.  (Filed as Exhibit 4 to registration statement on Form S-1, File
                   No. 33-80725, and incorporated herein by reference.)
      *4.2         Form of Senior Debt Indenture
      *4.3         Form of Subordinated Debt Indenture
      *5.1         Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
      12.1         Statement Regarding Computation of Ratios
     *23.1         Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
      23.3         Consent of Ernst & Young LLP, independent auditors
      24.1         Power of Attorney (included in signature page)
     *25           Statement on Form T-1 of Eligibility of Trustee

-----------------

* To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).